                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                              ---------------------

                                    FORM 8-K

                              ---------------------


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                              ---------------------


                                November 5, 2001
                Date of Report (Date of earliest event reported)



                       INTERNATURAL PHARMACEUTICALS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)



                 Nevada                                52-2265135
   ---------------------------------               ------------------
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)



   4201 Wilshire Boulevard, Suite 525
     Los Angeles, California                              90010
---------------------------------------                  --------
(Address of principal executive offices)                (Zip code)



Registrant's telephone number, including area code:  (323) 954-9808



                                 Not Applicable
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

SHARE DISTRIBUTION

     InterNatural Pharmaceuticals, Inc. ("Company"), by unanimous written consent of its Board of Directors dated November 5, 2001, has approved the distribution of one (1) share of its wholly-owned subsidiary, Checkpoint Genetics Group, Inc., to each Company stockholder on record as of September 30, 2001. The distribution shall take effect no later than November 30, 2001. As a result of the distribution, all Company shareholders of record on September 30, 2001 will become shareholders of the subsidiary.

SUBSIDIARY NAME CHANGE

     On November 5, 2001, Checkpoint Genetics Group, Inc., the Company's subsidiary mentioned hereinabove, has approved a change in its name to "HealthTech Group, Inc." Said approval was obtained by and through a unanimous written consent of its Board of Directors. This change will take effect immediately upon approval by the Secretary of State of Nevada.

ANNOUNCEMENT OF ANNUAL SHAREHOLDERS MEETING

     The Company, by unanimous written consent of its Board of Directors and pursuant to its by-laws, has scheduled the annual meeting of shareholders for the first week of May 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 6, 2001            INTERNATURAL PHARMACEUTICALS, INC.



                                   By: /s/ Lucille Abad
                                       --------------------------
                                       Lucille Abad
                                       President